SILVER STAR ENERGY, INC.

11300 West Olympic Blvd.

Los Angeles, CA 90064

Tel: (661) 322-6442 ( Fax: (661) 322-8699

May 12, 2004

Fidelis Energy, Inc.

2980 N. Swan Road, Suite 207

Tucson, Arizona 85712

Telephone:

Fax:	(520) 844-8290

Attention:	Mr. Frank Anjakos, President

Dear Sir:

Re:	Farmout Proposal – North Franklin Prospect, California

This Agreement outlines the terms upon which Silver Star Energy, Inc. (“Silver Star”) will grant to Fidelis Energy, Inc. (“Fidelis”) the right to earn a 20% Working Interest in certain lands and leases known collectively as the “North Franklin Prospect”, located in the State of California, U.S.A.

By an agreement dated December 5, 2003 (the “Head Agreement”) between Archer Exploration, Inc. (“Archer”) and Silver Star, Silver Star has the right to acquire 100% of Archer’s interest in those leases and properties noted in Exhibit “A” of the Head Agreement on the terms and conditions set forth in the Head Agreement.

Further to the Agreement dated April 21, 2004 (the “April Agreement”) between Silver Star and Fidelis, Fidelis has agreed to contribute an additional USD$250,000 (the “Additional Advance”) toward Property operations, casing and completing the Test Well in order to earn an additional 20% Working Interest in the Property, upon the terms and conditions as are set forth hereinbelow. Upon payment to Silver Star of the additional advance, Fidelis will have earned a total 35% Working Interest in the Property.

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1.	Definitions and Schedules

In this Agreement, the definitions provided in the Head Agreement shall apply; however, unless inconsistent therewith or unless the context otherwise requires, specific additional terms shall have the meanings set forth below:

i)	“AFE” means an authorization for expenditure issued by the Operator relating to development operations on the Property;
ii)	“Archer” means Archer Exploration, Inc., a Nevada Corporation;
iii)	“Fidelis” means Fidelis Energy, Inc., a Nevada corporation;
iv)

“Fidelis Funding” means the additional USD$250,000 that will be advanced by Fidelis, as required by the Operator, to pay for a portion of the drilling, casing and, if warranted, completion of the Test Well, and its pro-rata Working Interest portion of any additional funding required to develop the Property;

v)	“Finder’s Fee Agreement” means that certain agreement dated December 11, 2003 between Silver Star and 1048136 Alberta Ltd.;
vi)	“Head Agreement” means that certain agreement dated December 5, 2003 between Archer and Silver Star, a copy of which is attached hereto as Appendix “A”
vii)	“Property” means those lands described on Exhibit “A” of the Head Agreement;
viii)

“Royalty Burdens” means the overriding royalty reserved by the underlying Property owners, the overriding royalty granted under the Head Agreement and the overriding royalty granted under finder’s fee agreements including, without limitation, the Finder’s Fee Agreement;

ix)	“Silver Star” means Silver Star Energy, Inc.;
x)	“Test Well” means the well described in paragraph 8 of the Head Agreement; and
xi)

“Working Interest” means a working interest in the Property, net of all overriding Royalty Burdens, along with proportional responsibility for the payment of additional Property development expenses and any additional payments due under paragraph 4 of the Head Agreement.

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The following schedules are attached to and deemed to form parts of this Agreement:

a)	Schedule “A”	Head Agreement and associated schedules

2.	Obligations

2.1        As required from and after the execution of this Agreement, Fidelis shall advance to the Operator, against AFE’s received from Silver Star, Archer or the Operator, a total of USD$250,000 toward the costs of operations on the Property.

2.2        Insofar as the circumstances permit, Silver Star will endeavor to consult with Fidelis in matters respecting the Property; however, the present and future development of the Property shall remain subject to the Head Agreement.

2.3        Unless the parties hereto otherwise agree in writing, Silver Star shall receive and approve each AFE issued by the Operator and shall forthwith provide a copy of such AFE to Fidelis, together with a corresponding cash-call notice.

3.	Interest Earned

Provided the Fidelis Funding is advanced as and when required, Fidelis shall have earned an additional 20% (the “Earned Interest”) Working Interest in the Test Well and the Property, for a total Working Interest of 35% in the Property, subject to compliance with the April Agreement, this Agreement and the Underlying Agreement. Fidelis acknowledges and accepts the terms of the Head Agreement as if it were an original signatory to the same and agrees to be bound by the terms of the Head Agreement and pay its pro-rata Working Interest share of any further Property development costs and costs otherwise accruing under the Head Agreement.

4.	Assignment

Fidelis shall have the right to contract with an industry partner to share its obligations hereunder; however, unless a written amendment to this Agreement is

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executed by each party hereto (and such arrangement is acknowledged and accepted by Archer), no such arrangement shall reduce or otherwise affect its obligations hereunder.

5.	Operator

The Operator shall be appointed under the Head Agreement, which shall govern all such appointments.

6.	No Interest

In the event that paragraph 2.1 is not fully complied with, Fidelis shall have earned no interest in the Property.

7.	Confidentiality

The parties hereto agree that all information shared between them concerning the Property and the development thereof shall be held in confidence and shall not used for any purposes other than completing this transaction and matters directly related thereto.

8.	General

8.1                    The parties shall bear their own cost in relation to this Agreement including, legal, accounting, engineering and consulting expenses.

8.2                    The rights and obligations of the parties hereunder will be binding on and enure to the benefit of and be enforceable by each of the parties hereto, and their respective successors and permitted assigns, and the heirs, executors, administrators and assigns of natural persons who are or become parties hereto. Except as provided herein, the rights and obligations of the parties may not be assigned by any party hereto without the consent of the other parties hereto.

8.3                    This Agreement will be governed by and construed in accordance with the laws of the State of California, U.S.A. and the federal laws of the United States of

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America applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the courts of the State of California.

8.4                    Any notices required hereunder will be given by delivery to the addressee, whether by hand, by facsimile or by registered mail, to the addresses first provided. If notices are mailed, they shall be deemed to have been received within 5-days of the mailing thereof (pre-paid first-class) and, if sent by facsimile, shall be deemed to have been received on the date of transmission.

8.5                    This Agreement constitutes the entire agreement between the parties hereto and no variation of the terms hereof shall be binding unless the same is contained in written document which is executed by both parties.

8.6                    Wherever any term or condition of the Head Agreement conflicts or is at variance with any term or condition in the body hereof, the former shall prevail and the parties agree to make reasonable amendments to this Agreement to correct the inconsistency.

8.7                    The headings of paragraphs are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

8.8                     Wherever the plural, masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporation, as the context so requires.

8.9                    Each party shall from time to time perform all such further acts and execute and deliver all further documents as may be reasonably required in order to fully perform its obligations under this Agreement.

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In the event this Agreement sets forth your understanding and agreement to the matters detailed herein, please execute the enclosed letter and return the same to the undersigned.

Yours very truly,

SILVER STAR ENERGY, INC.

Per:	/s/ Robert McIntosh
Authorized Signatory

Acknowledged and accepted this day 12th day of May, 2004.

FIDELIS ENERGY, INC.

Per:	/s/ Frank Anjakos
Authorized Signatory

Schedule A

Attached to and forming part of an Agreement dated April 21, 2004 between Silver Star Energy, Inc. and Fidelis Energy, Inc.

Head Agreement

(attached hereto)

NORTH FRANKLIN PROSPECT

AGREEMENT

This AGREEMENT made and entered into this 5th day of December, 2003, by and between

ARCHER EXPLORATION, INC.

1701 Westwind Drive Suite #125

Bakersfield, CA 93301

A Nevada corporation, hereinafter called “Archer”, and

SILVER STAR ENERGY, INC.

11300 West Olympic Blvd.

Los Angeles, CA 90064

A Nevada corporation, hereinafter called “Silver Star”,

collectively referred to as the “Parties”.

WITNESSETH:

WHEREAS Archer is the owner of a certain oil and gas prospect (hereinafter referred to as “the Prospect”), covering and embracing the lands (hereinafter referred to as “said lands”), in the Area of Mutual Interest (hereinafter referred to as “AMI”), shown on the attached Exhibit “A” and described as follows:

Township 6N – Range 4E, M.D.B.& M

All of Section 13, 14, 23, & 24

WHEREAS Silver Star desires to earn an assignment of all of Archer’s interest in the Prospect and in said lands for the consideration and on conditions hereinafter set forth:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Definitions: For the purposes of the Agreement, the following definitions and/or interpretations shall apply:

A.

Completed Well is a well, which has been fully equipped for the taking of production, through and including the tanks for an oil well and through and including the Christmas tree for gas, or plugged and abandoned, if a dry hole.

B.

Paying Quantities means a quantity (in the judgment of a reasonable and prudent operator) of oil, gas (including any gaseous hydrocarbons produced with oil) and/or gas (including any liquid hydrocarbons produced with gas) sufficient to repay, with a reasonable profit, the cost and expense of operating the well.

C.	Contract Depth is a depth sufficient to fully test the Winters formation or 7,800 ft., whichever is first encountered.

D.	Term of Agreement is as long as operations are being conducted on the leased lands.

E.	Net Revenue is that revenue derived from the sale of hydrocarbons from the oil/gas well after costs associated with the production of the same as described in the COPAS Agreement have been deducted.

F.	Spud is defined at the commencement of actual drilling operations at the drill site of an oil or gas well.

G.

Un-promoted Working Interest is defined as one in which only actual drilling costs and completion costs are charged without the inclusion of Land, Geologic and Geophysical costs or Fees and Prospect Fees, etc.

H.	Operator is defined as Archer or its assigns, working under a Joint Operating Agreement, performing the functions of preparing, drilling, completing and producing the Prospect.

I.	Carried Working Interest is defined as a working interest in the Prospect, without cost to the owner thereof through the completion of the initial test well.

2. Consideration: As consideration for the interest in the Prospect, Silver Star shall pay:

1.	At signing of the Agreement - $85,000.00
2.	At spud of the initial test well - $15,000.00
3.	At completion of the initial test well - $25,000.00

3. Retained Rights: Archer shall retain rights in the Prospect of:

1.	A two and one-half percent Overriding Royalty on all lands within the AMI.
2.	A five percent of one hundred percent (5% of 100%) Working Interest Carried through the completion of the initial test well.
3.	The right to participate in the Prospect as to a five percent of one hundred percent (5% of 100%) Working Interest. Said Working Interest shall be “un-promoted”.

4. Additional Payments: In addition to the payments set forth above, Silver Star shall be responsible for payment to Archer of:

1.	All expenses for lease extensions and rentals of existing leases, including a twenty percent (20%) management fee.
2.	All expenses for acquisition of any additional leases acquired within the AMI, including a twenty percent (20%) management fee.
3.	All expenses in connection with the drilling and completion of the initial test well on the Prospect.

5. Additional Working Interest Election: In the event that Archer elects to participate up to five percent of one hundred percent (5% of 100%) working interest, in addition to its five percent of one hundred percent (5% of 100%) carried working interest, Archer shall be responsible for its proportional share of expenses of said five percent (5%) working interest. Said Working Interest shall be “un-promoted” with election to take place no later than five (5) business days after the issuance of the AFE for drilling of the initial test well.

6. Administration: The Prospect shall be administered according to the following conditions:

1.	Archer shall manage or contract for all aspects of leasing and land acquisition with the AMI.
2.	Archer shall manage or contract for all aspects of drilling, completion and production on or from the prospect lands.
3.

Operator shall commence the actual drilling of a test well on the said lands on or before September 30th, 2004 or a date mutually acceptable to both parties at a location mutually acceptable between the Parties. Should Silver Star and Archer disagree, Archer shall not unreasonably withhold its consent to Silver Star’s proposal. Thereafter Operator shall diligently and continuously prosecute the drilling of said test well in a proper and workmanlike manner to contract depth and to complete said test well within 45 days of the commencement. Said test well shall be drilled, completed or abandoned at Silver Star’s sole cost, risk and expense. In the event that Archer contracts for any drilling or productions services, Archer shall have on-site access to all operations on the subject lands. Archer’s access shall be at its sole risk. Silver Star shall have on-site access to all operations on the subject lands subject to Archer’s approval. Both Archer’s and Silver Star’s access shall be at its sole risk.

4.

In the event any well provided for herein is lost for any reason prior to being drilled to contract depth, or Operator has encountered during the drilling of any well mechanical difficulty or formation or condition which would render further drilling impractical or impossible, Operator shall plug and abandon such well and thereafter commence a substitute well at a mutually agreed location within forty-five (45 days after cessation of Operators drilling operations in the prior well, or at a time mutually agreed between Silver Star and Archer. In the event of a disagreement, Archer shall not unreasonably withhold its consent in these matters. Any substitute well drilled hereunder shall be drilled subject to the same terms and conditions and to the same depth as provided for the well so lost or abandoned. Any reference herein or hereafter made to the test well shall be deemed to be a reference to any substitute well or wells which may be drilled therefore.

7. Assignment of Interest:

1.

By the performance of the covenants and conditions hereof and upon completion of the test well as a producer of oil and/or gas in paying quantities and in accordance with the terms and conditions hereof, Silver Star shall earn and receive within fifteen (15) days thereof an interest in said lands as follows:

1.

An assignment of one hundred percent (100%) of all of Archer’s interest in the North Franklin Prospect Area. The assignment to Silver Star from Archer shall be subject to an overriding royalty of two and one-half percent of one hundred percent (2.5% of 100%). In any event, Archer covenants and agrees to deliver to operator no less than an average of seventy-six percent (76%) net revenue interest for the said lands.

2.

In addition, any new leasehold interest acquired within the AMI during term hereof by Silver Star of Archer shall be subject to said overriding royalty interest reserved by Archer, being two and one-half percent of one hundred percent (2.5% of 100%) and the carried 5% Working Interest. All information acquired in the drilling of any well by Operator in the AMI shall be furnished to Archer in a timely manner and at no cost to Archer and working interest we elect to hold.

8. Test Well: For the purposes of this Agreement, the Test Well shall be defined as the initial well drilled on the North Franklin Prospect under the terms of this Agreement. Operator shall notify each Participant of the projected spud date of the Test Well not more than thirty (30) days prior to that date. Each Participant shall, not later than ten (10) days following receipt of said notice, advance its Participation Share of one hundred percent (100%) of said Test Well’s estimated AFE drilling costs to Operator. Operator shall promptly commence and diligently continue with the actual drilling of the proposed Test Well after the receipt of all the Test Well’s drilling costs. In the event any Participant fails to so advance the drilling funds for the Test Well, Archer may, at its option, terminate this Agreement in its entirety as to that Participant by delivering to such Participant a written notice of termination. In the event this Agreement is so terminated, said Participant shall forfeit all funds previously paid to Archer and have no rights or obligations under this Agreement, except any obligations accruing prior to such termination.

9. Completion Operations: In the event Archer, as Operator, decides to attempt a completion of the Test Well, each Participant shall, prior to Operator undertaking any completions, and upon verbal notice immediately followed by written notice from Operator, advance its Participation Share of the estimated AFE completion cost to Operator unless such Participant elects not to participate in the completion attempt and instead elects to terminate its further rights and forfeit all amounts paid or required to be paid under this Agreement prior to the completion attempt, in which case this Agreement shall automatically terminate as to such Participant, and such Participant shall have no further rights or obligations under this Agreement except for the rights and obligations accruing prior to termination.

10. Drilling Obligations: Within one-hundred and eighty (180) days from and after the date of the commencement of production of oil or gas in paying quantities in the test well, or at a time mutually agreed between the Silver Star and Archer, Operator shall commence drilling operations of the next well. Operations for drilling of each successor well thereafter shall commence within three-hundred and sixty-five (365) days from and after the cessation of drilling operations in the preceding well, or at a time mutually agreed between the Operator and Archer, until the lease land has been fully developed. As used in the paragraph, the term “cessation of drilling operations” shall not include a temporary stoppage of drilling operations in the same well, nor to a stoppage of longer duration for such purposes where such stoppage is approved in writing by Archer. In the event of a disagreement, Archer shall not unreasonable withhold its consent in these matters.

11. Liability and Indemnification: Each party hereto shall be liable and responsible for and shall indemnify and hold the harmless (including costs and attorney’s fees) from and against anyclaim or actions following injury to illness or death of any person and any loss or damage to any property occurring in connection with the performance or non-performance of this agreement only to the extent of its own negligence and that of its agents, servants, employees and contractors.

12. Authority for Expenditure: Operator shall issue an Authority for Expenditure (“AFE”) thirty (30) days prior to the month in which it intends to conduct a given operation. Silver Star shall pay to the Operator the amount proscribed on the AFE no later than the close of business on the tenth business day following the delivery of the AFE. Any AFE for existing rentals or new lease acquisition shall contain a twenty percent (20%) management fee for Operator. This section of the Agreement does not apply to any AFE or supplemental AFE issued during the course of actual drilling operations. In that instance the Joint Operating Agreement shall govern as to the timeliness of payment.

13. Insurance: While operations are being conducted hereunder on any leasehold interest covered hereby, Operator agrees to acquire and/or maintain adequate general and automobile liability insurance covering operations hereunder with limits of at least $1 million per occurrence. In addition, Operator agrees to acquire and/or maintain

Workmen’s compensation insurance in accordance with applicable state laws and employer’s liability insurance. Operator further agrees, upon request, to furnish Archer and or Silver Star prior to commencing operations, either valid certificates of insurance certifying the above coverage or evidence of Operator being a qualified self-insurer.

14. Failure to Fund:

1.

In the event Silver Star fails to advance the drilling funds, in a timely manner, for the Test Well or any other prospect cost or leasehold operation, Archer may, at its option, terminate this Agreement in its entirety as to Silver Star by delivering to such Participant a written notice of termination. In the event this Agreement is so terminated, Silver Star shall forfeit all funds previously paid to Archer and have no rights or obligations under this Agreement, except any obligations accruing prior to such termination.

2.

If termination is in conjunction with or prior to the drilling of the initial test well, Silver Star shall immediately forfeit all of its right, title and interest to and in the Prospect. If termination is in conjunction with operations subsequent to the completion of the initial test well, Silver Star shall immediately forfeit all of its right, title and interest to and in the Prospect, with the exception of the well bore and a surrounding area of eighty (80) acres centered on the well bore. In the event Silver Star defaults in the drilling of any well, there shall be no liability on the part of Silver Star for such failure, other than liability for loss or damage occasioned to lands or injury or death as a result of or as a consequence of Operator’s operations hereunder. Upon Operator’s failure to conduct the drilling operations on the test well as provided for herein, Archer may, at its option, take possession of all tools placed thereon by Operator and complete said operations at Archer’s sole cost and liability.

15. Joint Operating Agreement: All operations on the leased lands within the AMI shall be governed by a mutually acceptable Joint Operating Agreement with, among other attachments, a COPAS Accounting Procedure. The said Joint Operating Agreement and Accounting Procedure is attached hereto as Exhibit ”B”. For the purpose of determining Operator’s reimbursable costs and expenses for any well in which Operator retains a working interest, the said COPAS Accounting Procedure, as herein modified, shall control. In the event of a conflict between the provisions of the Operating Agreement and/or the Accounting Procedure and this Agreement, the terms of the latter shall control.

1.

If operations for a replacement well or reworking operations are not commenced within forty-five (45) days thereafter, Operator shall immediately inform Archer in writing of such fact and Archer shall have the option, to be exercised within fifteen (15) days, to reacquire free of cost the rights assigned to Silver Star hereunder free and clear of liens and encumbrances insofar as said rights cover and embrace the lands attributable to any such well, if Archer elects to reacquire any of said lease(s) (or any part or interest as herein provided), Archer shall also have the option to acquire any well, together with the material in and around such well then on said lands and necessary in the provisions of this paragraph 14 shall be applicable to all operations conducted by Operator in which Archer, as to the interest in the said lease covered by this Agreement, either does not own a working interest or is not participating in an operation with a working interest.

2.	Operator shall drill all wells necessary to protect the said lands from drainage through offset wells said lease(s).
3.

If Operator should elect to abandon any well either drilled on the said lands or on said unit of production, or if any well either on the said lands or on said unit of production ceases to produce in paying quantities and if actual drilling operation of such well at a price equal to the reasonable salvage value of said materials.

4.

In the event Operator desires to surrender any of the said lease(s) as to all or any part of said lands covered thereby or to allow any of said lease(s) to terminate or expire, Operator shall notify Archer and or Silver Star at least sixty (60) days in advance of the anniversary date specified in such lease (or the date to be surrendered, if other than the anniversary date) and Archer and or Silver Star shall have fifteen (15) days after receipt of such notice of its election to take a reassignment of said lease as to the portion thereof to be relinquished or to be allowed either to expire or terminate. Should Archer and or Silver Star elect to receive a reassignment, it shall be delivered by Operator not less than fifteen (15) days prior to the anniversary date of any such lease (or proposed date of surrender). Any reassignment under terms hereof shall be free of cost to Archer and or Silver Star. In the event that both Archer and Silver Star elect to accept reassignment, the lease shall be apportioned according to their relative proportional interest in the Prospect.

5.	As to each well drilled on the leased lands, or lands within the AMI, Operator shall notify Archer in writing of the following items:
	1.	The exact legal description of the location.
	2.	The date actual drilling is commenced.
	3.	The total depth drilled.
	4.	The date of completion.
	5.	Whether completed as a producer of oil and/or gas or as a dry hole.
	6.	The date any production commences.
	7.	The date any well is shut-in.
	8.	The date and amount of payment of any shut-in royalty.

Such written notice shall be given to Archer within five (5) days after the occurrence of each of said items. Archer shall promptly convey that information to Silver Star.

6.	Should Operator commence any well which will be drilling over the end of the primary term of any said lease(s), Operator shall give

Archer and or Silver Star written notice of such drilling at least ten (10) days prior to the end of such primary term.

16. Accounting Statements: If any well is completed as a producer of oil and/or gas in paying quantities, Operator shall furnish within ninety (90) days after the date of completion, to Archer and or Silver Star, an itemized statement of the cost of drilling, testing, completing and equipping the well, together with an inventory of the material and equipment therein, thereon and used in connection therewith and Operator shall thereafter furnish Archer and or Silver Star with a monthly itemized statement of the cost of operations and the quantities and qualities of oil, gas or other minerals which are produced from said well, together with the amount of proceeds from the sale of such production in the preceding month. Such reports, together with a complete well record shall be furnished to Archer and or Silver Star pursuant to the provisions of the COPAS section Exhibit “C” of the Joint Operating Agreement.

17. Less than Full Leasehold Estate: If a lease described herein covers less that a full oil and gas leasehold estate in any lands described herein under such lease, or if Archer’s interest in such lease covering any lands described herein under such lease is less than the full oil and gas leasehold estate (excluding and disregarding any applicable royalty, overriding royalty, production payment or other burden to which leasehold estate is subject), then the overriding royalty reserved out of the production from the lands in which Archer’s interest in the oil and gas lease bears to the full oil and gas leasehold estate in such land, and the interest in the well in which Archer may acquire a working interest shall be in the proportion that the oil and gas leasehold estate in such lease covering the lands described herein bears to the full oil and gas leasehold estate in said lands.

18. Extension of Leases: Each extension of any of the said leases, in whole or in part, shall maintain and continue in effect the rights and interests reserved by Archer in said leases so extended and in said lands covered thereby. Should a renewal or new lease or leases covering the said lands, or a part of or interest in the said lands, or a part of or interest in such a lease, be acquired by Archer, or by a third party wholly or partly for Operator or Operator’s benefit, within three (3) years from the date of the expiration of the primary term of said lease, the rights and interests herein reserved by Archer shall attach and apply to each renewal or new lease, the lands described therein and estate created thereby with the same result and effect as such reserved rights and interests attach and apply to the said lease, the said lands or in the estates created by the said lease. Should Archer, acting as Agent for the Silver Star, acquire any additional acreage within the AMI in addition to the acreage described above, Archer shall assign said leases to Silver Star per the terms and conditions of this Agreement. Silver Star shall reimburse Archer for all of its costs and expenses related to the acquisition per the terms and conditions of this Agreement. Archer shall maintain rights and interest in the additional acreage the same as in all other acreage subject to this Agreement. Archer shall submit an AFE outlining costs to Silver Star prior to the acquisition of the additional acreage. Silver Star shall forward funds to Archer to cover estimated costs prior to acquisition in a timely manner.

19. Notices: All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telexed with receipt acknowledged, mailed by certified mail, postage prepaid, or delivered by a recognized commercial courier to the party as follows, or such other address as any party shall have designated for itself by ten (10) days’ prior notice to the other party: addressed to; Archer Exploration, Inc., Attn: John W. Howe, 1701 Westwind Dr. Suite #125, Bakersfield, CA 93301, and to Silver Star at the address first set forth above. The time for such receiving party to give any notice in response thereto shall begin to run on the day following the date the originating notice is received, and responsive notice shall be deemed given when deposited in the United States mail or telexed with receipt acknowledged, or deposited with a recognized commercial courier, properly addressed and with postage or charges prepaid.

20. Title: Operator, prior to commencing operations for any well on the leased lands shall, at Silver Star’s sole expense, conduct adequate title work and make reasonable effort to cure title defects. Operator shall keep Archer and or Silver Star advised of these efforts. Operator shall promptly furnish Archer and or Silver Star with copies of all title reports, abstracts and attorney’s title opinions obtained by it relating to said lease(s). Operator and Archer shall make available to each other, any title information it may have pertaining to said lease(s). Neither party shall be liable for the accuracy of any title information furnished pursuant to the foregoing. Archer does not warrant title, either expressed or implied, to the said lease(s).

21. Assignment: Silver Star may not assign this Agreement, or its interest hereunder, in whole or in part without first fully disclosing to Archer the nature of the assignment, as to amounts, terms and parties involved, and then without the prior written consent of Archer.

22. Time is of the Essence: Time shall be the essence of this Agreement in all of its parts. This Agreement may be executed in any number of counterparts, each of which shall be considered as an original for all purposes. The terms, covenants and conditions hereof shall run in favor of and be binding upon the parties hereto, their successors and assigns, and shall run with the said leases and lands.

23. Deposit: The $85,00.00 consideration shall be paid to Archer upon Silver Star’s execution of this Agreement. Acknowledgment is made hereby that Archer has received a non-refundable deposit in the amount of $15,000.00 from Silver Star, which shall apply to the total price should this Agreement be executed.

24. Authority: The Parties each represent and warrant to the other that all requisite authority, corporate or otherwise, required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder has been obtained, and furthermore that the execution of this Agreement by the individuals(s) signing on behalf of a partnership or corporation has been duly authorized. Each Participant further represents and warrants to Archer that such Participant is financially sophisticated, and has significant experience in making high risk investments like the investment contemplated by this Agreement, and that such Participant has the ability to fully evaluate the benefits, if any, and risks associated with such Participant’s participation under this Agreement.

IN WITNESS WHEREOF, Silver Star has hereunder caused its name to be subscribed the day and year first above written.

ARCHER EXPLORATION, INC.	SILVER STAR ENERGY,

By: /s/ John W. Howe	By: /s/ Rob McIntosh
John W. Howe – President	Rob McIntosh - President

Date: Dec. 5, 2003	Date: Dec. 5/2003

EXHIBIT “A”

Attached to and made a part of that certain Operating Agreement dated December 5, 2003 by and between Longbow, LLC., and Archer Exploration, Inc., et al.

________________________________________________________________________

1.	LANDS SUBJECT TO AGREEMENT

Sections 13, 14, 23 & 24, T6N, R4E, M. D. B. & M.,

Sacramento County, California

2.	WORKING INTEREST OF THE PARTIES

(BPO)	(APO)

ARCHER EXPLORATION INC. et al.	10.0%	10.0%

SILVER STAR ENERGY, INC.	90.0%	90.0%

3.	ADDRESS OF PARTIES

NON-OPERATORS	OPERATOR

ARCHER EXPLORATION, INC.	LONGBOW, LLC.
1701 Westwind Dr., Suite 125	1701 Westwind Dr., Suite 126

Bakersfield, CA 93301 Bakersfield, CA 93301

(661) 631-1700 (661) 631-1717

FAX (661) 631-1715 FAX (661) 631-1715

SILVER STAR ENERGY, INC.

11300 West Olympic Blvd.

Los Angeles, CA 90064

(604) 739-6011

Fax (604) 739-6729

4.	OIL AND GAS LEASES SUBJECT TO THIS AGREEMENT
Parcel Number	Lessor Name	Interest	Gross Acres	Net Acres	Lease Date	Term
2	William & Donna Dollison, Trustees	50%	116.15	58.25	10/16/01	5
2	David Dollison	50%	116.15	58.25	10/16/01	5
4	Galen & Maryn Whitney	100%	310.23	310.23	09/13/01	5
8	T.J & E.M Muligan, Trustees	100%	13.05	13.05	11/21/01	5
8A	T.J & E.M. Mulligan, as J.T.	100%	3.17	3.17	11/21/01	5

EXHIBIT “B”

Attached to and made a part of that certain Agreement dated December 5, 2003 between Silver Star Energy, Inc., and Archer Exploration, Inc.

A.A.P.L. FORM 610-1982

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

	December 5	,	2003	,
year
OPERATOR	LONGBOW, LLC

CONTRACT AREA	NORTH FRANKLIN PROSPECT

COUNTY OR PARISH OF	SACRAMENTO			STATE OF	CALIFORNIA

COPYRIGHT 1982 – ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD., FORT WORTH, TEXAS, 76137-2791, APPROVED FORM. A.A.P.L. NO. 610 – 1982 REVISED

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

TABLE OF CONTENTS

Article	Title	Page

I.	DEFINITIONS	1
II.	EXHIBITS	1
III.	INTERESTS OF PARTIES	2
A.	OIL AND GAS INTERESTS	2
B.	INTERESTS OF PARTIES IN COSTS AND PRODUCTION	2
C.	EXCESS ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS	2
D.	SUBSEQUENTLY CREATED INTERESTS	2
IV.	TITLES	2
A.	TITLE EXAMINATION	2-3
B.	LOSS OF TITLE	3
1.	Failure of Title	3
2.	Loss by Non-Payment or Erroneous Payment of Amount Due	3
3.	Other Losses	3
V.	OPERATOR	4
A.	DESIGNATION AND RESPONSIBILITIES OF OPERATOR	4
B.	RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR	4
1.	Resignation or Removal of Operator	4
2.	Selection of Successor Operator	4
C.	EMPLOYEES	4
D.	DRILLING CONTRACTS	4
VI.	DRILLING AND DEVELOPMENT	4
A.	INITIAL WELL	4-5
B.	SUBSEQUENT OPERATIONS	5
1.	Proposed Operations	5
2.	Operations by Less than All Parties	5-6-7
3.	Stand-By Time	7
4.	Sidetracking	7
C.	TAKING PRODUCTION IN KIND	7
D.	ACCESS TO CONTRACT AREA AND INFORMATION	8
E.	ABANDONMENT OF WELLS	8
1.	Abandonment of Dry Holes	8
2.	Abandonment of Wells that have Produced	8-9
3.	Abandonment of Non-Consent Operations	9
VII.	EXPENDITURES AND LIABILITY OF PARTIES	9
A.	LIABILITY OF PARTIES	9
B.	LIENS AND PAYMENT DEFAULTS	9
C.	PAYMENTS AND ACCOUNTING	9
D.	LIMITATION OF EXPENDITURES	9-10
1.	Drill or Deepen	9-10
2.	Rework or Plug Back	10
3.	Other Operations	10
E.	RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES	10
F.	TAXES	10
G.	INSURANCE	11
VIII.	ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST	11
A.	SURRENDER OF LEASES	11
B.	RENEWAL OR EXTENSION OF LEASES	11
C.	ACREAGE OR CASH CONTRIBUTIONS	11-12
D.	MAINTENANCE OF UNIFORM INTEREST	12
E.	WAIVER OF RIGHTS TO PARTITION	12
F.	PREFERENTIAL RIGHT TO PURCHASE	12
IX.	INTERNAL REVENUE CODE ELECTION	12
X.	CLAIMS AND LAWSUITS	13
XI.	FORCE MAJEURE	13
XII.	NOTICES	13
XIII.	TERM OF AGREEMENT	13
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS	14
A.	LAWS, REGULATIONS AND ORDERS	14
B.	GOVERNING LAW	14
C.	REGULATORY AGENCIES	14
XV.	OTHER PROVISIONS	14
XVI.	MISCELLANEOUS	15

Table of Contents

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between	LONGBOW, LLC

, hereinafter designated and

referred to as “Operator”, and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as “Non-Operator”, and collectively as “Non-Operators”.

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in

Exhibit “A”, and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “oil and gas” shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms “oil and gas lease”, “lease” and “leasehold” shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term “oil and gas interests” shall mean unleased fee and mineral interests in tracts of land lying within the

Contract Area which are owned by parties to this agreement.

D. The term “Contract Area” shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit “A”.

E. The term “drilling unit” shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as establish-

ed by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term “drillsite” shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

☒	A. Exhibit “A”, shall include the following information:

(1) Identification of lands subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Percentages or fractional interests of parties to this agreement,

(4) Oil and gas leases and/or oil and gas interests subject to this agreement,

(5) Addresses of parties for notice purposes.

B. Exhibit “B”, Form of Lease.

☒	C. Exhibit “C”, Accounting Procedure.

☒	D. Exhibit “D”, Insurance.

☐	E. Exhibit “E”, Gas Balancing Agreement.

☒	F. Exhibit “F”, Non-Discrimination and Certification of Non-Segregated Facilities.

☐	G. Exhibit “G”, Tax Partnership.

If any provision of any exhibit, except Exhibits “E” and “G”, is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE III.

INTERESTS OF PARTIES

A.	Oil and Gas Interests:

If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit “B”, and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B.	Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A”. In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of Overriding Royalties and Landowner Royalties which shall be borne as hereinafter set forth.

Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party’s lessor or royalty owner, and if any such other party’s lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.	Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty,

overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.	Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit “A”, or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as “subsequently created interest” irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as “burdened party”), and:

1.	If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party,

or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest;

and,

2.	If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.

TITLES

A.	Title Examination:

Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be includ-

ed, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

☐	Option No. 1: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental,

shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit “C”,

and shall not be a direct charge, whether performed by Operator’s staff attorneys or by outside attorneys.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE IV

continued

☐	Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination

(including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Ex-

hibit “A”. Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders.

This shall not prevent any party from appearing on its own behalf at any such hearing.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to par-

ticipate in the drilling of the well.

B.

3. Other Losses: All losses incurred, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE V.

OPERATOR

A.	Designation and Responsibilities of Operator:

LONGBOW, LLC	shall be the

Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.	Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators.

If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as

Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a cor-

porate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor

Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A” provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed.

C.	Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.	Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of in-

dependent contractors who are doing work of a similar nature.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A.	Initial Well:

On or before the	30th	day of	Septmber	, (year)	2004	, Operator shall commence the drilling of a well for

oil and gas at the following location:

Approximately 2,000 ft. South and 500 ft. West of the Projected Noertheast corner of Section 23, T6N, R4E, M.D.B.&M.

and shall thereafter continue the drilling of the well with due diligence to

7,800 ft, or the base of the Winters Formation, whichever is greater.

unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is en-

countered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

If, in Operator’s judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.

B.	Subsequent Operations:

1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective forma-

tion and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drill-

ing rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to twenty-four (24) hours, inclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the twenty-four (24) hour period when a drilling rig is on loca-

tion, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all par-

ties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties,

for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title ex-

amination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accor-

dance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option

No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed opera- tion for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours

(exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit par-

ticipation to such party’s interest as shown on Exhibit “A” or (b) carry its proportionate part of Non-Consenting Parties’ interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of twenty-four (24) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party,

at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties.

If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a pro-

ducer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Par-

ties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties,

and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting

Party’s interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other in-

terests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a)	200% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such

Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-

Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-

Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting

Party had it participated in the well from the beginning of the operations; and

(b)	500	% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing,

after deducting any cash contributions received under Article VIII.C., and	500	% of that portion of the cost of newly acquired equip-

ment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any re-

working or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be ap-

plicable as between said Consenting Parties in said well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Ar-

ticle III.D.

In the case of any reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equip-

ment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the

Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly bill-

ings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities in-

curred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above,

the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-

Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A.

except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for pro-

duction, ceases to produce in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party’s notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepen-

ing operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second gram-

matical paragraph of Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Par-

ties.

4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a “deepening” operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call “sidetracking”), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well’s salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to twenty-four (24) hours, inclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the twenty-four (24) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing par-

ty’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties. In all other in-

stances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.	D.	Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations,

and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator’s books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that re-

quests the Information.

E.	Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within twenty-four (24) hours ( inclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon

such well, such party shall be deemed to have consented to the proposed abandonment.	All such wells shall be plugged and abandoned in

accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well,

those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of

Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the in-

terval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or in-

tervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is pro-

duced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

D.	Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations,

and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator’s books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that re-

quests the Information.

E.	Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within twenty-four (24) hours ( inclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon

such well, such party shall be deemed to have consented to the proposed abandonment.	All such wells shall be plugged and abandoned in

accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well,

those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of

Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the in-

terval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or in-

tervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is pro-

duced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

“B”. The assignments or leases so limited shall encompass the “drilling unit” upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the

Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon re-

quest, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges con-

templated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the pro-

visions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2 above shall be applicable as between

Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article

VI.E.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A.	Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.	Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit “C”. To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the ob-

taining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator’s share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator’s written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator’s proportionate share of expense.

If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by

Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.

C.	Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective propor-

tionate shares upon the expense basis provided in Exhibit “C”. Operator shall keep an accurate record of the joint account hereunder,

showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual ex-

pense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.	Limitation of Expenditures:

1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII

continued

☐	Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

☐	Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have twenty-four (24) hours ( inclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion at-

tempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, in-

cluding necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties,

elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase “reworking, deepening or plugging back” as contained in Article VI.B.2. shall be deemed to include “completing”) shall apply to the operations thereafter conducted by less than all parties.

2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated

to require an expenditure in excess of	Twenty-Five Thousand	Dollars ($	25,000.00)

except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting

an information copy thereof for any single project costing in excess of	Twenty-Five Thousand

Dollars ($	25,000.00	) but less than the amount first set forth above in this paragraph.

E.	Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the

Operator and then billed to the Parties.	In the event two or more parties own and have con-

tributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such pay-

ment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the pro-

visions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify

Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.	Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-

Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, over-

riding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduc-

tion. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C”.

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final deter-

mination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint ac-

count, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C”.

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of oil and/or gas produced under the terms of this agreement.

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ARTICLE VII

continued

G.	Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen’s compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said com-

pensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C”. Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D”, attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen’s compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in said Exhibit “D”, or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.	Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas in-

terest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on a mutually accepted form ”. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and pro-

duction other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any wells and equipment attributable to the assigned or leas-

ed acreage. The value of all material shall be determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B.	Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper pro-

portionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease.

Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or con-

tracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.	Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the con-

tribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

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ARTICLE VIII

continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to op-

tional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.	Maintenance of Uniform Interests:

For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells,

equipment and production unless such disposition covers either:

1.	the entire interest of the party in all leases and equipment and production; or

2.	an equal undivided interest in all leases and equipment and production in the Contract Area.

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract

Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.	Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1986, as per-

mitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to ex-

ecute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the

United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements,

and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the

Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract

Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K”, Chapter 1,

Subtitle “A”, of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is per-

mitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing elec-

tion, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure

does not exceed	Twenty-Five Thousand	Dollars

($25,000.00	) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement ex-

ceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint ex-

pense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given

Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes,

lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term “force majeure”, as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit “A”. The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

☐	Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

☐	Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or

wells produce, or are capable of production, and for an additional period of	90	days from cessation of all production; provided,

however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepen-

ing, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such opera-

tions have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or rework-

ing operations are commenced within	90	days from the date of abandonment of said well.

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A.	Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules,

regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, or-

dinances, rules, regulations, and orders.

B.	Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach,

remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which

the Contract Area is located. If the Contract Area is in two or more states, the law of the state of	California

shall govern.

C.	Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights,

privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offset-

ting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules,

rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or ap-

plication was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-

Operator’s share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the “Crude Oil Windfall Profit Tax Act of 1980”, as same may be amended from time to time (“Act”), and any valid regulations or rules which may be issued by the Treasury

Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

ARTICLE XV.

OTHER PROVISIONS

See provisions attached as pages 14A and 14B

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XVI.

MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees,

legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this agreement shall be effective as of	5th	day of	December	, (year)	2003	.

Longbow, LLC , who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610-1982 Model Form Operating Agreement, as

published in diskette form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those in Articles	IV, VI,

VII, VIII, and XV

, have been made to the form.

O P E R A T O R

LONGBOW, LLC

Brad C. Califf – President

N O N - O P E R A T O R S

ARCHER EXPLORATION, INC.	SILVER STAR ENERGY, INC.

John W. Howe – President	Rob McIntosh - President

EXHIBIT “C”

Attached to and made a part of      that certain Operating Agreement dated December 5, 2003 by and between Longbow, LLC. and Archer Exploration, Inc., et al.

ACCOUNTING PROCEDURE

JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint

Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties to this agreement other than the Operator.

"Parties” shall mean Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.	Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint

Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.	Advances and Payments by Non-Operators

A.	Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.	Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made

within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at	BankAmerica in San Francisco

on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located,

whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof;

provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of

Controllable Material as provided for in Section V.

COPYRIGHT © 1985 by the Council of Petroleum Accountants Societies.

5.	Audits

A.	A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit

Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four

(24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in

Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this

Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.	Labor

A.	(1)	Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of

Joint Operations.

(2)	Salaries of First level Supervisors in the field.

(3)	Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4)	Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B.	Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment"

on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator’s costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under

Paragraphs 3A and 3B of this Section II.

4.	Employee Benefits

Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement,

stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the

Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such

Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.	If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.	If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint

Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the

Parties.

C.	In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph

10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the

Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.	Equipment and Facilities Furnished By Operator

A.	Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to

exceed	twelve	percent (	12	%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.	In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section

I, Paragraph 3.

11.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof,

or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-

insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.	Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint

Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint

Operations.

III. OVERHEAD

1.	Overhead - Drilling and Producing Operations

i.	As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

(	X	) Fixed Rate Basis, Paragraph lA, or

() Percentage Basis, Paragraph lB

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under

Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii.	The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

() shall be covered by the overhead rates, or

(	X	) shall not be covered by the overhead rates.

iii.	The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

() shall be covered by the overhead rates, or

(	X	) shall not be covered by the overhead rates.

A.	Overhead - Fixed Rate Basis

(1)	Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate $	7,500.00

Producing Well Rate $	750.00

(2)	Application of Overhead - Fixed Rate Basis shall be as follows:

(a)	Drilling Well Rate

(1)	Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2)	Charges for wells undergoing any type of workover or recompletion for a period of five (5)

consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover,

commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b)	Producing Well Rates

(1)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)	Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)	A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)	The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude

Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.

2.	Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the

Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

Account for overhead based on the following rates for any Major Construction project in excess of $	25,000.00	:

A.	6	% of first $100,000 or total cost if less, plus

B.	4	% of costs in excess of $100,000 but less than $1,000,000, plus

C.	2	% of costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.	Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A.	6	% of total costs through $100,000; plus

B.	4	% of total costs in excess of $100,000 but less than $1,000,000; plus

C.	2	% of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV.            PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at

Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition

A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of

Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator,

unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

To be purchased based on competitive bid practices.

(

(2)	Line Pipe

To be purchased based on competitive bid practices.

(3)	Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)	Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint

Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(l) and (2).

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%), as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%), as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3)	Material not used on and moved from the Joint Property

At seventy-five percent (75%) as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by

Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition

C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)	Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)	Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g.

power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.

Upset tubular goods shall be priced on a non upset basis.

(3)	Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D.	Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.	Pricing Conditions

(1)	Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢)

per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in

Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required

Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing

Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint

Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that

Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.	Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint

Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the

Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

EXHIBIT “D”

Attached to and made a part of that certain Operating Agreement dated December 5, 2003 by and between Longbow, LLC., and Archer Exploration, Inc., et al.

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1. Worker’s Compensation Insurance including Employers’ Liability, in compliance with the State of California.

2. Comprehensive General Liability Insurance, excluding products, within limits of One Million Dollars ($1,000,000.00) for injuries or death to one person; One Million Dollars ($1,000,000.00) for each accident.

3. Operator shall require that each independent contractor and subcontractor carry and maintain insurance at its/his own expense in amounts deemed necessary to cover the risks inherent to the work or services being performed. Operator will furnish, or cause to be furnished, evidence of insurance coverage maintained by its contractors and subcontractors when required by Non-operators.

4. Well Control-Seepage-Pollution Insurance with coverage in an amount not less than One Million Dollars ($1,000,000.00) per occurrence and such other insurance, self-insurance, or combination thereof as deemed necessary and agreed to in writing by the parties to this agreement, to cover the risks inherent to the work being performed by Operator.

EXHIBIT “F”

Attached to and made a part of that certain Operating Agreement dated December 5, 2003 by and between Longbow, LLC., and Archer Exploration, Inc., et al.

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A.	Equal Opportunity Clause (41 CFR 60-1.4)

During the performance of this contract, Operator agrees as follows:

(1)	Operator will not discriminate against any employee or applicant for employment because of race , color, religion, sex, age or national origin.
Operator will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their to their race, color, religion, sex, age or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Operator agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause.

(2) Operator will, in all solicitations or advertisements for employees placed by or on behalf of Operator, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, age or national origin.

(3) Operator will send to each labor union or representatives of workers with which Operator Has a collective bargaining agreement or other contract or understanding, a notice advising the labor union or workers’ representative of Operator’s commitments under section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places, available to employees and applicants for employment.

(4) Operator will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(5) Operator will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the Secretary of Labor and his representatives for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(6) In the event of Operator’s noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be canceled, terminated or suspended in whole or in part and Operator may be declared ineligible for further g government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, and by the rule, regulation and order of the Secretary of Labor, or as otherwise provided by the law.

(7) Operator will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. Operator will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event Operator becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, Operator may request the United States to enter into such litigation to protect the interests of the United States.

B.	Employee Information Reports (41 CFR 601.7)

Operator acknowledges that it may be required to file Standard Form 100 (EEO-1) promulgated jointly by the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission and Plans for Progress with Joint Reporting Committee, Federal Depot, Jeffersonville, Indiana, within thirty (30) days of the date of contract award if such report has not been filed for the current year and otherwise comply with or file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder.

C.	Affirmative Action Programs (41 CFR 60-1.40)

Operator further acknowledges that it may be required to develop a written affirmative action compliance program as required by the Rules and Regulations approved by the Secretary of Labor under authority of Executive Order 11246 and supply Non-Operator with a copy of such program if they so request.

D.	Certification of Non-segregeted Facilities (41 CFR 60-1.8)

Operator certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location under its control, where segregated facilities are maintained. It certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Employment Opportunity Clause in this contract. As used in this certification, the term “segregated facilities” means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color, or national origin, because of habit, local custom or otherwise. It further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000.00 which are not exempt from the provisions of Equal Employment Opportunity Clause; that it will retain such certification in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods) : NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NON-SEGREGATED FACILITIES. A certification of Non-segregated Facilities, as required by the May 9, 1967 order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967) must be submitted prior to the award of subcontract exceeding $10,000.00 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semi-annually, or annually). (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.)

E.	Listing of employment Openings (41 CFR 50-250)

Operator agrees to comply with the rules and regulations of the Department of Labor concerning the listing of employment openings, including the contract clause set forth in 41 C.F.R. 50-250.2, which clause is incorporated herein by reference. Operator also agrees to place the foregoing provision in any subcontract directly under this contract.

F.	Employment of Handicapped Individuals

In employing persons to carry out this Agreement, Operator will take affirmative action to employ and advance in employment qualified handicapped individuals as defined in Section 7 (6) of the Federal Rehabilitation Act of 1973.